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                                                                       Exhibit 5


                                 Alston&Bird LLP
                         3201 Beechleaf Court, Suite 600
                             Raleigh, NC 27604-1062

                                  919-862-2200
                                Fax: 919-862-2260

                                 www.alston.com

Brad S. Markoff       Direct Dial: 919-862-2210       E-mail:bmarkoff@alston.com

                                  May 15, 2002

Forsyth Capital Mortgage Corp.
3288 Robinhood Road, Suite 105
Winston-Salem, NC 27106

          Re: Registration Statement on Form S-11

Ladies and Gentlemen:

          We are acting as counsel to Forsyth Capital Mortgage Corp., a Maryland corporation (the "Company"), in connection with a registration statement on Form S-11 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 5,750,000 shares of the Company's common stock, par value $.01 per share (collectively, the "Shares"), which are being offered by the Company. This opinion letter is rendered pursuant to Item 601(b)(5) of Regulation S-K.

          For purposes of this opinion letter, we have examined copies of the charter of the Company, the bylaws of the Company, and certain resolutions of the Board of Directors of the Company (the "Resolutions") relating to the issuance of the Shares, each as certified by an executive officer of the Company on the date hereof as being complete, accurate and in effect, and the Registration Statement and such other records, agreements and documents as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We have made such further legal and factual examinations and investigations as we in our professional judgment, have deemed appropriate to render the opinion contained herein.

              In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.


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Forsyth Capital Mortgage Corp.
May 15, 2002
Page 2

           This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended, which includes the statutory provisions thereof, applicable provisions of the Maryland Constitution and reported judicial decisions interpreting such laws. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares specified in the Resolutions, the Shares will have been validly issued by the Company and be fully paid and non-assessable.

          The opinion expressed herein is as of the date hereof. We assume no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             ALSTON & BIRD LLP



                                             By: /s/ Brad S. Markoff
                                                 -------------------------------
                                                 Brad S. Markoff, Partner